Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
InMed Pharmaceuticals Inc.:

We consent to the use of our report dated September 23, 2022, with respect to the consolidated financial statements of InMed Pharmaceuticals Inc. incorporated herein by reference.

/s/ KPMG LLP

Chartered Professional Accountants

Vancouver, Canada
November 14, 2022